Exhibit 99.1

DRAFT – CONFIDENTIAL 3/8/09

Investor Relations Contact:	Todd Friedman or
Karen Fisher	Stacie Bosinoff
DivX, Inc.	The Blueshirt Group
858-882-6415	415-217-7722
kfisher@divxcorp.com	todd@blueshirtgroup.com
stacie@blueshirtgroup.com
Media Contact:
Jennifer Baumgartner
DivX, Inc.
503-901-5371
Jbaumgartner@divxcorp.com

DivX, Inc. Reports Fourth Quarter and Year End

2008 Financial Results

DivX Delivers Solid Year with 11% Year-Over-Year Revenue Growth;

Cash and Investments Increased to $135 Million as

Company Continues Expansion into Emerging Product Categories

SAN DIEGO, CA – March 9, 2009 — DivX, Inc. (NASDAQ:DIVX), a digital media company, today announced results for the fourth quarter and full year ended December 31, 2008.

Highlights in 2008 include:

•	$0.59 non-GAAP earnings per share for 2008, up from $0.57 a year earlier

•	$29.0 million non-GAAP operating income for full year 2008

•	$19.7 million non-GAAP net income for full year 2008

•	EBITDA margins at 34% for full year 2008

“Despite a slowing economy, DivX continued to deliver positive business results in Q4, as well as for the full year 2008,” stated Kevin Hell, Chief Executive Officer of DivX. “In addition, we simultaneously developed the products and markets that we believe will enable future growth, including new device categories such as mobile and digital televisions, and an entirely new, high definition H.264 hardware and software offering. The economic headwinds will likely continue in 2009. However, we feel given our strong strategic assets and financial condition, we are uniquely positioned to deliver on the full promise of digital media where consumers have the freedom to enjoy high-quality digital content from any service on any device from any brand.”

The Company reported revenue for the fourth quarter of $23.2 million, a decrease of 5% compared to revenue of $24.5 million reported in the fourth quarter of last year.

GAAP net income in the fourth quarter of 2008 was approximately $2.6 million, or $0.08 per diluted share. DivX generated non-GAAP net income of $4.6 million, or $0.14 per diluted share. Non-GAAP net income and earnings per share exclude the following expenses: (1) non-cash share-based compensation of approximately $2.2 million ($1.3 million, or $0.04 per diluted share, net of related taxes); (2) the scheduled amortization of purchased intangible assets related to MainConcept of $476,000 ($285,000, or $0.01 per diluted share, net of related taxes); and (3) intangible asset impairment charges of $632,000 ($379,000, or $0.01 per diluted share, net of related taxes).

The Company reported revenue for the twelve months ended December 31, 2008 of $93.9 million, an increase of 11% compared to revenue of $84.9 million reported in the same period of 2007. GAAP net income for the twelve months ended December 31, 2008 was approximately $10.0 million, or $0.30 per diluted share. DivX generated non-GAAP net income of $19.7 million, or $0.59 per diluted share for the twelve months ended December 31, 2008. Non-GAAP net income and earnings per share for the twelve month period excludes the following expenses: (1) non-cash share-based compensation of approximately $9.0 million ($5.4 million, or $0.16 per diluted share, net of related taxes); (2) Stage6 operating costs of $3.3 million ($2.0 million, or $0.06 per diluted share, net of related taxes); (3) intangible asset impairment charges of approximately $1.9 million ($1.1 million, or $0.03 per diluted share, net of related taxes); (4) the scheduled amortization of purchased intangible assets related to MainConcept of approximately $2.1 million ($1.3 million, or $0.04 per diluted share, net of related taxes); and (5) the foreign exchange impact on a Euro-denominated intercompany loan of approximately $236,000 ($142,000, or less than one cent per diluted share, net of related taxes). The Company ended the full year 2008 with $135 million in cash and investments.

Dan Halvorson, Executive Vice President and Chief Financial Officer, added, “The fundamental earnings drivers of our business remain strong, although we expect to see the continued impact from lower spending on consumer electronics in 2009. We will continue to develop the products and markets that are critical to our long-term success, but also stay focused on our core operating principles of delivering high gross margins and positive cash flow.”

First Quarter 2009 Fiscal Outlook

The following table summarizes the Company’s financial guidance for the first quarter of 2009. The following estimates are based on the Company’s current business outlook as of the date of this press release:

Q1’09 Guidance
Revenue (in millions)	$17.5 - $18.5
GAAP earnings per share, diluted	$(0.04) - $(0.02)
Adjustments:
Non-cash share-based compensation expense, net of income taxes	$0.04
Amortization of purchased intangibles, net of income taxes	$0.01

Non-GAAP earnings per share, diluted	$0.01 - $0.03

These estimates are based on:

1.	The assumption that no toolbar revenue will be received by the Company for the first quarter of 2009;

2.	A projected effective tax rate of approximately 41% for the first quarter of 2009 which is dependent on the effective tax rates in various domestic and foreign jurisdictions;

3.	Anticipated non-cash share-based compensation of approximately $2.3 million ($1.4 million, or $0.04 per diluted share, net of related taxes) for the first quarter of 2009; and

4.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of approximately $500,000 ($300,000, or $0.01 per diluted share, net of related taxes) for first quarter 2009.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its fourth quarter and fiscal 2008 results on March 9, 2009 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial (877) 723-9522 or outside the U.S. (719) 325-4839 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page of the Company’s web site at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time March 9, 2009 and 11:59 p.m. Eastern Time March 16, 2009 by calling (888) 203-1112, or (719) 457-0820, with passcode 1080246.

About DivX, Inc.

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX Certified® devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the growth and earnings potential of the DivX business, the Company’s position in the digital media space, uncertainties contributing to the macroeconomic climate in 2009, and anticipated financial results for the first quarter 2009. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX® technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the uncertainties surrounding the macroeconomic climate, the risk that the Company’s financial performance for the first quarter 2009 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors’ section of DivX’s most recent reports filed with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and diluted earnings per share, which excludes non-cash share-based compensation expense, costs related to the operation of Stage6, asset impairment charges and amortization of purchased intangible assets and the foreign exchange impact on a Euro-denominated intercompany loan. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of Stage6 expenses, of asset impairment charges and of amortization of purchased intangible assets and the foreign exchange impact of a Euro-denominated intercompany loan provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income and non-GAAP net income per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

# # # #

DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,442	$14,532
Short-term investments	73,897	126,503
Accounts receivable, net	7,263	10,397
Deferred tax assets, current	1,841	2,699
Prepaid expenses and other current assets	4,732	5,318

Total current assets	131,175	159,449
Property and equipment, net	3,811	5,402
Long-term investments	17,968	—
Deferred tax assets, long-term	10,547	5,354
Purchased intangible assets, net	10,968	14,261
Goodwill	10,358	11,000
Other assets	8,574	5,422

Total assets	$193,401	$200,888

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,319	$2,808
Accrued expenses	7,909	11,061
Deferred revenue	6,185	7,170

Total current liabilities	15,413	21,039
Long-term liabilities	3,888	4,409

Total liabilities	19,301	25,448
Stockholders’ equity	174,100	175,440

Total liabilities and stockholders’ equity	$193,401	$200,888

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenues:
Technology licensing	$20,476	$18,344	$75,072	$66,345
Media and other distribution and services	2,679	6,126	18,833	18,517

Total net revenues	23,155	24,470	93,905	84,862
Cost of revenue:
Cost of technology licensing	927	1,236	3,882	3,778
Cost of media and other distribution and services (1)	166	149	714	701

Total cost of revenues	1,093	1,385	4,596	4,479

Gross margin	22,062	23,085	89,309	80,383
Operating expenses:
Selling, general and administrative (1) (2)	12,748	19,368	54,597	58,315
Product development (1) (2)	4,751	5,647	20,184	18,738
Impairment of acquired intangibles	632	750	1,882	2,973

Total operating expenses	18,131	25,765	76,663	80,026

Income (loss) from operations	3,931	(2,680)	12,646	357
Interest income (expense), net	770	1,927	4,445	7,835
Other income (expense)	(304)	(5)	(479)	42

Income (loss) before income taxes	4,397	(758)	16,612	8,234
Income tax provision (benefit)	1,828	(4,487)	6,604	(974)

Net income	$2,569	$3,729	$10,008	$9,208

Basic net income per share	$0.08	$0.11	$0.30	$0.27

Diluted net income per share	$0.08	$0.11	$0.30	$0.26

Shares used to compute basic net income per share	32,392	34,587	32,946	33,939

Shares used to compute diluted net income per share	32,774	35,476	33,458	35,415

(1) Includes share-based compensation as follows:
Cost of revenue	$—	$—	$—	$2
Selling, general and administrative	1,518	5,700	6,739	9,761
Product development	680	667	2,282	1,995

	$2,198	$6,367	$9,021	$11,758

(2) Includes Stage6 operating costs and related accruals as follows:
Selling, general and administrative	$—	$3,006	$3,103	$9,824
Product development	—	476	230	1,036

	$—	$3,482	$3,333	$10,860

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net Income:
GAAP net income	$2,569	$3,729	$10,008	$9,208
Share-based compensation	2,198	6,367	9,021	11,758
Stage6 operating costs and related accruals	—	3,482	3,333	10,860
Impairment of acquired intangibles	632	750	1,882	2,973
Amortization of purchased intangible assets	476	271	2,128	271
Fx impact on intercompany loan	32	—	236	—
Income tax benefit on adjustments to tax reserves and the elimination of the valuation allowance on deferred tax assets	—	(4,630)	—	(4,630)
Income tax effects of pre-tax adjustments	(1,284)	(4,348)	(6,922)	(10,345)

Non-GAAP net income	$4,623	$5,621	$19,686	$20,095

Diluted earnings per share:
GAAP diluted earnings per share	$0.08	$0.11	$0.30	$0.26
Share-based compensation	0.07	0.18	0.27	0.33
Stage6 operating costs and related accruals	—	0.10	0.10	0.31
Impairment of acquired intangibles	0.02	0.02	0.06	0.08
Amortization of purchased intangible assets	0.01	0.01	0.06	0.01
Fx impact on intercompany loan	—	—	0.01	—
Income tax benefit on adjustments to tax reserves and the elimination of the valuation allowance on deferred tax assets	—	(0.13)	—	(0.13)
Income tax effects of pre-tax adjustments	(0.04)	(0.12)	(0.21)	(0.29)

Non-GAAP diluted earnings per share	$0.14	$0.16	$0.59	$0.57

Non-GAAP shares used to compute diluted net income per share	32,774	35,476	33,458	35,415

The following table sets forth the computation of Non- GAAP basic and diluted net income per share:

Numerator:
Net income	$4,623	$5,621	$19,686	$20,095
Denominator:
Weighted-average common shares outstanding (basic)	32,392	34,587	32,946	33,939

Weighted-average common shares outstanding (diluted)	32,774	35,476	33,458	35,415

Basic net income per share	$0.14	$0.16	$0.60	$0.59

Diluted net income per share	$0.14	$0.16	$0.59	$0.57

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net cash provided by operating activities	$7,576	$452	$23,472	$18,374
Net cash (used in) provided by investing activities	(3,505)	(25,191)	25,514	(92,738)
Net cash (used in) provided by financing activities	(481)	301	(19,939)	2,586
Effect of exchange rate changes on cash	(130)	—	(137)	—

Net increase (decrease) in cash and cash equivalents	3,460	(24,438)	28,910	(71,778)
Cash and cash equivalents at beginning of period	39,982	38,970	14,532	86,310

Cash and cash equivalents at end of period	$43,442	$14,532	$43,442	$14,532